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                                                                  Exhibit 10.28


                         ELLISON SUBSCRIPTION AGREEMENT


            ELLISON SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of October 25, 2000, by and among D and W Holdings, Inc., a Delaware corporation ("Holdings"), and The Ellison Company, Inc. (the "Stockholder").

                                   RECITALS :

            WHEREAS, Holdings has entered into a Second Amended and Restated Purchase Agreement (the "Purchase Agreement") with the Stockholder which will provide for the acquisition by Atrium Companies, Inc. ("Atrium") of certain assets from the Stockholder (the "Acquisition").

            WHEREAS, concurrently with the consummation of the Acquisition pursuant to the terms of the Purchase Agreement, the Stockholder desires to subscribe for and purchase from Holdings, and Holdings desires to issue to the Stockholder, such number of shares of Series A Common Stock, par value $.01 per share, of Holdings (the "Holdings Shares") as provided herein as payment for a portion of the assets to be purchased from the Stockholder pursuant to the terms of the Purchase Agreement.

            NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

            1. SUBSCRIPTION; PAYMENT. On the terms and subject to the conditions set forth in this Agreement, in reliance on the representations and warranties of Holdings and in consideration of the issuance to the Stockholder of the number of Holdings Shares set forth opposite the name of the Stockholder on SCHEDULE A hereto, the Stockholder agrees to subscribe for, at the Closing, the number of Holding Shares set forth opposite the name of the Stockholder on SCHEDULE A hereto as payment for a portion of the assets to be purchased from the Stockholder pursuant to the terms of the Purchase Agreement.

            2. ISSUANCE AND DELIVERY OF HOLDINGS SHARES. On the terms and subject to the conditions set forth in this Agreement, in reliance on the representations and warranties of the Stockholder and in consideration of the sale of certain assets, Holdings agrees to issue and deliver to the Stockholder, at the Closing, the number of Holdings Shares set forth opposite the name of the Stockholder on SCHEDULE A hereto.

            3. CLOSING. (a) Subject to the terms and conditions of this Agreement, the closing of the transactions provided for herein (the "Closing") shall be held at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue,


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New York, New York 10022, on or about October 25, 2000 (the "Closing Date").

                  (b)   At the Closing:

                        (i) the Stockholder shall deliver to Atrium the Purchased Assets and the Purchased Shares (as such terms are defined in the Purchase Agreement) pursuant to the terms of the Purchase Agreement; and

                        (ii) Holdings shall deliver to the Stockholder certificates evidencing the number of Holdings Shares to be issued to such Stockholder as set forth on SCHEDULE A hereto.

            4. REPRESENTATIONS AND WARRANTIES AND OTHER AGREEMENTS OF THE STOCKHOLDER. As an inducement to Holdings to enter into this Agreement and to consummate the transactions contemplated hereby, the Stockholder represents and warrants to Holdings that, with respect to such Stockholder and the Holdings Shares to be issued to such Stockholder hereunder, the following are true and correct as of the date hereof and as of the Closing Date:

                  (a) The Stockholder has full legal capacity to enter into and deliver this Agreement and to perform his or its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes such Stockholder's legal, valid and binding obligation, enforceable against the Stockholder in accordance with its terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law), and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally.

                  (b) The Stockholder is an "accredited investor," as such term is defined in Regulation D under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Act").

                  (c) The Stockholder is able to bear the economic risks of holding the Holdings Shares for an indefinite period of time, has adequate means of providing for the Stockholder's current needs and possible contingencies without any need to sell the Holdings Shares and can afford to suffer the complete loss of any investment in Holdings.

                  (d) The Stockholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Holdings and protecting the Stockholder's interests in connection with an investment in Holdings or the Stockholder has been advised by a representative possessing such knowledge and experience.

                  (e) The Stockholder and the Stockholder's representatives have


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received and carefully reviewed a copy of the Annual Report on Form 10-K for the year ended December 31, 1999 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, of Atrium (the "SEC Filings"), and that certain Amended and Restated Stockholders Agreement, dated as of the date hereof, by and between Holdings, the Stockholder and the other parties named therein attached as Exhibit A hereto (the "Stockholders Agreement"), and any exhibits and amendments thereof or supplements thereto, and the Stockholder understands all of the risks related to making an investment in Holdings. The Stockholder has had the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in such documents and to evaluate the merits and income tax consequences of the investment in Holdings. All inquiries made by the Stockholder and the Stockholder's representatives with respect to Holdings and its subsidiaries and the purchase of the Holdings Shares have been answered. No representations or warranties have been made to the Stockholder or the Stockholder's representatives concerning the Holdings Shares or Holdings or its prospects, subsidiaries or other matters except as set forth in this Agreement. In making the decision to purchase the Holdings Shares, the Stockholder has not relied on any information provided by Holdings other than (i) the representations and warranties contained in this Agreement, (ii) information derived solely from the Stockholders independent investigations and (iii) the SEC Filings.

                  (f) The Stockholder recognizes that the Stockholder's investment in Holdings involves a high degree of risk and that no federal or state agency has passed upon the accuracy or adequacy of the SEC Filings or upon the Holdings Shares or made any finding or determination as to the fairness of an investment in Holdings.

                  (g) The Stockholder is aware that the Stockholder must bear the economic risk of the Stockholder's investment in Holdings for an indefinite period of time because (i) the Holdings Shares have not been registered under the Act or under the securities laws of any state, and therefore cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or unless an exemption from such registration is available, and
(ii) the Stockholders Agreement provides that a Stockholder may transfer and assign the Stockholder's Holdings Shares only upon the satisfaction of certain conditions.

                  (h) The Stockholder is acquiring the Holdings Shares solely for the Stockholder's own account for investment and not with a view to the distribution or resale thereof.

                  (i) The Stockholder has not offered or sold any portion of the Stockholder's Holdings Shares and has no present intention of reselling or otherwise disposing of any of the Stockholder's Holdings Shares.

                  (j) The Stockholder has been advised by Holdings and agrees that (i) there is no existing public market for the Holdings Shares and there is no assurance that there will be any market for the Holdings Shares in the future,


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(ii) Rule 144 promulgated under the Act ("Rule 144") is not presently available with respect to offers or sales of any securities of Holdings, (iii) when and if the Holdings Shares may be disposed of without registration under the Act in reliance on Rule 144, certain persons considered to be affiliates of Holdings will be able to dispose of the Holdings Shares only in limited amounts in accordance with the terms and conditions of such rule, and subject to the terms and conditions of this Agreement and the Buy/Sell Agreement, (iv) securities laws of jurisdictions outside the United States may restrict the Stockholder's ability to dispose of the Holdings Shares in such jurisdictions and Holdings may impose restrictions on transfers of the Holdings Shares to avoid its violation of such laws, (v) a restrictive legend may be placed on instruments representing the Holdings Shares, and (vi) a notation shall be made in the appropriate records of Holdings indicating that the Holdings Shares are subject to restrictions on transfer and, if Holdings should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions may be issued to such transfer agent with respect to the Holdings Shares.

                  (k) The Stockholder will not, directly or indirectly, offer, transfer, sell, assign, pledge or otherwise dispose of the Holdings Shares or any portion thereof except in compliance with the Act and the Stockholders Agreement. The Stockholder agrees and acknowledges that, in the event the Stockholder is permitted to offer, transfer, sell, assign, pledge or otherwise dispose of the Holdings Shares or any portion thereof pursuant to the Stockholder's Agreement (i) any such offer, transfer, sale, assignment, pledge or other disposition will be pursuant to an effective registration statement under the Act and under all applicable state securities laws, or (ii) the Stockholder will furnish Holdings with an opinion of counsel, which opinion and counsel shall be satisfactory to Holdings, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and under all applicable state securities laws.

                  (l) The Stockholder agrees that if, subject to the terms and conditions of the Stockholders Agreement, any of the Holdings Shares are to be disposed of in accordance with Rule 144 or otherwise by the Stockholder, the Stockholder shall promptly notify Holdings of such intended disposition and shall deliver to Holdings, at or prior to the time of such disposition, such documentation as Holdings may reasonably request in connection with such disposition and, in the case of a disposition pursuant to Rule 144, shall deliver to Holdings an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission.

                  (m) The Stockholder has not received, paid or given, directly or indirectly, any commission or remuneration for or on account of any sale, or the solicitation of any sale, of the Holdings Shares.

                  (n) The Stockholder has received and, by execution hereof, acknowledges that, (i) he has accepted the offer to sell the Holdings Shares in the state indicated on the signature page hereto, (ii) the address set forth on the signature page hereto is the address where such Stockholder is a resident and domiciliary (not a


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temporary or transient resident), (iii) the Stockholder is not acquiring the
Holdings Shares as an agent or otherwise for any other person, and (iv) the Stockholder is a citizen of the United States.

                  (o) The Stockholder agrees that all of the information which the Stockholder has provided to Holdings and its affiliates and representatives concerning its financial position is true, complete and correct.

                  (p) The Stockholder understands and agrees that Holdings is a holding company with no operations and a limited financial history.

            5. REPRESENTATIONS AND WARRANTIES OF HOLDINGS. As an inducement to the Stockholder to enter into this Agreement and to consummate the transactions contemplated hereby, Holdings represents and warrants to the Stockholder that, except as set forth in the Company Disclosure Documents (defined below), the following are true and correct as of the date hereof and as of the Closing Date:

                  (a) Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) Holdings is authorized to issue 250,000,000 Holdings Shares, of which, prior to the transactions contemplated by the Purchase Agreement, 125,629,043 shares are issued and outstanding. The outstanding Holdings Shares were duly authorized and, when issued, were validly issued, fully paid, non-assessable. None of the Holdings Shares were issued in violation of any preemptive or other right. Options to acquire 15,738,401 Holdings Shares (the "Holdings Options") are issued and outstanding. Other than the Holdings Options, and except as set forth in Schedule 5(b), Holdings is not a party to or bound by any contract or agreement which grants to any person or entity an option or right of first refusal or other right of any character to acquire at any time, or upon the happening of any stated events, shares of capital stock or other securities of Holdings, whether or not presently issued or outstanding. Other than the Holdings Options, and except as set forth in Schedule 5(b), there is no outstanding right, subscription, warrant, call, option or other agreement of any kind to issue, purchase or otherwise to receive from Holdings any of the outstanding, the authorized but unissued, the unauthorized or the treasury shares of the capital stock or any other security of Holdings, and there is no outstanding security of any kind convertible or exchangeable into capital stock of Holdings.

                  (c) When issued in accordance with the terms and conditions hereof, all of the Holdings Shares issued pursuant to this Agreement shall be validly issued, fully paid and non-assessable.


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

                  (d) Holdings has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder, and has duly authorized the execution, delivery and performance of this Agreement by all necessary corporate action. This Agreement has been duly and validly authorized, executed and delivered by Holdings and constitutes Holdings' legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability is limited by (i) principles of equity that may restrict the availability of specific performance and other equitable remedies (whether such enforceability is considered in a proceeding in equity or at law), and (ii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws applicable to creditors' rights generally.

                  (e) Except for the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the execution, delivery and performance of this Agreement by Holdings is not subject to the jurisdiction, approval, notification of or consent of any governmental, regulatory or administrative agency, other than with respect to applicable state securities or blue sky laws for which the appropriate consents, approvals or authorizations have been obtained and the appropriate notices, filings, registrations or qualifications have been made.

                  (f) Except for the requirements of the HSR Act, and except as set forth on Schedule 5(f), the execution, delivery and performance of this Agreement by Holdings will not violate (with or without the giving of notice or the lapse of time or both) or require any consent or approval, filing or notice under and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of Holdings under Holdings' Certificate of Incorporation or By-laws or under any material indenture, mortgage, deed of trust, lease, license agreement, contract, instrument or other agreement, or any law, order, judgment or decree to which Holdings is a party or by which Holdings is bound.

                  (g) There is no material litigation, arbitration or other proceeding or governmental investigation pending or, to the best knowledge of Holdings, threatened against Holdings. There are no material actions pending or, to the best knowledge of Holdings, threatened against Holdings by any governmental or quasi-governmental agency with respect to compliance by Holdings with applicable laws, ordinances or regulations. To the best knowledge of Holdings, there is no outstanding execution, order, writ, injunction, judgment or decree of any court, government or governmental agency against Holdings or to which Holdings is subject.

                  (h) Each document filed by Atrium since January 1, 1999 with the Securities and Exchange Commission (the "Company Disclosure Documents") and any amendments or supplements thereto, when filed, complied in all material respects with the applicable requirements of the Securities and Exchange Act of 1934, as amended. At the time of the filing of any Company Disclosure Document and at the time of any distribution thereof, such Company Disclosure Document did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to


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make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5(h) do not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to Atrium in writing by third parties specifically for use therein. Holdings has no actual knowledge of any information furnished to Atrium by a third party in writing for use in the Company Disclosure Documents containing any untrue statement of a material fact or omitting a material fact necessary in order to make the statements made in the Company Disclosure Documents, in light of the circumstances under which they were made, not misleading.

                  (i) All inventory of Atrium as set forth in the consolidated balance sheet dated as of June 30, 2000 (the "Balance Sheet") consisted of, and all inventory of Atrium as of the Closing Date will consist of, raw materials, supplies, work-in-process, goods in transit and finished goods of a quality and quantity usable or salable in the ordinary course of business of Atrium and its subsidiaries. The value at which inventories were reflected in the Balance Sheet was the lower of cost or market value adjusted to conform to LIFO inventory valuation principles, all in accordance with United States generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year.

                  (j) Except as set forth in Schedule 5(j), since January 1, 1999, Holdings and each of its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, without extraordinary or unusual transactions, and none of them has suffered any change, event or condition that individually or in the aggregate has had (or could reasonably be expected to have) a material adverse effect upon the business, operations, properties, assets, liabilities, prospects or financial condition of Holdings and its subsidiaries taken as a whole.

                  (k) Except as set forth in Schedule 5(k), Holdings and each of its subsidiaries, and their respective properties and operations, are in compliance in all material respects with all applicable federal, state, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards, decrees and other requirements of any governmental or quasi-governmental body, court or arbitrator.

                  (l) There are no liabilities or obligations of Holdings or any of its subsidiaries, either accrued, absolute, contingent or otherwise, including, but not limited to, any liabilities for taxes due or to become due, except:

                        (i) to the extent reflected in the Balance Sheet or the
                  Holdings Balance Sheet (defined below) and not heretofore paid or discharged,

                        (ii) those incurred, consistently with past business
                  practice, in or as a result of the normal and ordinary course of business since December 31, 1999,


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                        (iii) liabilities or obligations specifically disclosed
                  in the Schedules to this Agreement or in the Company Disclosure Documents; and

                        (iv) liabilities or obligations not required by GAAP to
                  be reflected in the Balance Sheet, the Holdings Balance Sheet or in Atrium's financial statements that are part of the Company Disclosure Documents and of which Holdings has no knowledge.

                  (m) After giving effect to the consummation of the transactions contemplated by this Agreement and the Purchase Agreement, Holdings and its subsidiaries are solvent. For purposes of this Section 5(m), "solvent" means that the sum of the value of the person's or entity's assets, at both fair value or fair saleable value, exceeds its indebtedness and other probable liabilities (including contingent liabilities); "fair value" means the value which would be realized in an exchange or series of exchanges between a willing buyer and a willing seller, within a commercially reasonable period of time, neither being under compulsion, each having reasonable knowledge of all relevant facts, and assuming the retention of all operating assets within Holdings and its subsidiaries and continuation of the operations as a going concern; and "fair saleable value" means the value which would be realized from an interested purchaser aware of all relevant information relating to the assets or group of assets being sold and who is willing to purchase under ordinary selling conditions in an existing and not theoretical market if the assets or group of assets are disposed of within a period of six (6) months to one (1) year. The cash flow from the operations of Holdings and its subsidiaries, after taking into account all other anticipated uses of the cash, will be sufficient to provide cash necessary to repay their indebtedness. In consummating the transactions contemplated by this Agreement, Holdings and its subsidiaries do not intend to make any transfer or incur any obligations, with the intent to disturb, delay, hinder or defraud either present or future creditors. Upon the consummation of the transactions contemplated by this Agreement, Holdings and its subsidiaries will have sufficient capital with which to conduct their present or proposed businesses and their property will not constitute unreasonably small capital with which to conduct their present or proposed businesses, and will not engage in a business or transaction for which they have unreasonably small capital.

                  (n) No person is purchasing common stock of Holdings for a price less than $1.30 per share in connection with the transactions contemplated by the Purchase Agreement, including the transactions described in clauses (iii) through (vii) of the "Acquisition Transactions" definition set forth in Section
1.01 of the Stockholders Agreement.

                  (o) Holdings is a holding company that was formed for the purpose of investing in Atrium Corporation. Schedule 5(n) contains a true and correct balance sheet of Holdings as of December 31, 1999 (the "Holdings Balance Sheet").


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            6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF HOLDINGS. The
obligations of Holdings to consummate the transactions contemplated by this Agreement shall be subject, at its election, to the fulfillment, performance or occurrence prior to or at the Closing, to Holdings' reasonable satisfaction, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by the Stockholder in this Agreement or in any document delivered pursuant to the provisions hereof, shall be true and correct at and as of the time of Closing.

                  (b) PERFORMANCE OF OBLIGATIONS AND CONDITIONS. The Stockholder shall have performed and complied with all obligations and conditions required by this Agreement to be performed or complied with prior to or at the Closing, including, but not limited to, the payment of the Purchase Price.

                  (c) NO PROHIBITIONS. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

                  (d) STOCKHOLDER'S AGREEMENT. The Stockholder shall have executed and delivered the Stockholder's Agreement.

                  (e) HSR ACT. The filing requirements of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated by this Agreement shall have been complied with, neither the United States Federal Trade Commission (the "FTC") nor the Antitrust Division of the United States Department of Justice (the "Antitrust Division") shall have taken any action in response to such filings, and the waiting period prescribed by the HSR Act shall have expired.

            7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER. The obligations of each of the Stockholder to consummate the transactions contemplated by this Agreement shall be subject, at its or his election, to the fulfillment, performance or occurrence prior to or at the Closing, to the Stockholder's reasonable satisfaction, of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by Holdings in this Agreement or in any document delivered pursuant to the provisions hereof shall be true and correct at and as of the time of Closing.

                  (b) PERFORMANCE OF OBLIGATIONS AND CONDITIONS. Holdings shall have performed and complied with all obligations and conditions required by this Agreement to be performed or complied with by Holdings prior to or at the Closing.


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                  (c) NO PROHIBITIONS. No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.

                  (d) STOCKHOLDERS AGREEMENT. Holdings and the other parties named therein shall have executed and delivered the Stockholders Agreement.

                  (e) HSR ACT. The filing requirements of the HSR Act relating to the transactions contemplated by this Agreement shall have been complied with, neither the FTC nor the Antitrust Division shall have taken any action in response to such filings, and the waiting period prescribed by the HSR Act shall have expired.

            8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and other agreements set forth in this Agreement shall survive execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for a period of sixteen (16) months following the Closing. All of the same shall be deemed to have been relied upon by the party to which made.

            9.    INDEMNITY. (a) Subject to the terms and conditions of this
Section 9, the Stockholder hereby agrees to indemnify, defend and hold harmless Holdings and its subsidiaries and their respective officers, directors, employees, stockholders, representatives, agents, successors and assigns from and against all losses, damages, demands, claims, assessments, actions, taxes, penalties, interest, reasonable attorneys' and accountants' fees, settlement costs and other costs and expenses (collectively, "Indemnified Losses") arising out of, or incident to, any of the following:

                  (i) any breach of any representation or warranty made by the
            Stockholder herein or in any certificate or other instrument delivered pursuant hereto;

                  (ii) any breach or failure by the Stockholder to perform or fulfill any of his covenants or agreements set forth herein;

                  (iii) the sale or distribution of any Holdings Shares by the
            Stockholder in violation of the Act, any applicable state securities or blue sky laws or the Stockholders Agreement;

                  (iv) any and all claims, actions, suits, proceedings,
            investigations, demands, assessments and judgments incident to any of the foregoing.

            (b) Subject to the terms and conditions of this Section 9, Holdings hereby agrees to indemnify, defend and hold harmless the Stockholder from and against all Indemnified Losses arising out of, or incident to, any of the following:


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                  (i) any breach of any representation or warranty made by
            Holdings herein or in any certificate or other instrument delivered pursuant hereto;

                  (ii) any failure by Holdings to perform or fulfill any of its covenants or agreements set forth herein; or

                  (iii) any and all claims, actions, suits, proceedings,
            investigations, demands, assessments and judgments incident to any of the foregoing.

            (c) All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

                  (i) If Holdings or any of its subsidiaries or the Stockholder, as appropriate, has incurred or reasonably believes that it may incur any Indemnified Loss (the "Indemnified Party"), it shall deliver promptly written notice to the other (the "Indemnifying Party") setting forth in reasonable detail the nature and amount of the Indemnified Loss or potential Indemnified Loss, if possible, and further referencing the sections of this Agreement upon which the claim for indemnification for such Indemnified Loss is based (a "Claim Notice"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party prompt written notice of such claim, so that the Indemnifying Party's defense of such claim under Section 9(d) hereof may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has resulted in the loss of substantive rights with respect to the Indemnifying Party's ability to defend such claim, and then only to the extent of such loss.

                  (ii) If, after receiving a Claim Notice for an Indemnified
            Loss, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within thirty (30) days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Indemnified Loss from the Indemnifying Party within ten
            (10) days of the end of such 30-day objection period, subject to the limitations of Section 9(h) hereof.

            (d) The Indemnifying Party under this Section 9 shall have the right to conduct and control through counsel of its own choosing, which counsel shall be


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

reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided that the Indemnifying Party diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if (a) the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of any Indemnified Party, or (b) the third party claim, action or suit seeks damages in excess of the limitations set forth in Section 9(h)(iii) hereof), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. Except with the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation; provided, however, that with respect to any claim, audit or litigation relating to taxes, the Indemnifying Party shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement, in any case, of any type whatsoever, except with the prior written consent of the Indemnified Party, which written consent shall not be unreasonably withheld.

            (e) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may in its good faith discretion deem appropriate and, to the extent and subject to the limitations provided in this
Section 9, the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; provided, however, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

            (f) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

            (g) The indemnification provided for in this Section 9 shall be subject to the following limitations:

                  (i) Notwithstanding any provision contained in this Agreement or elsewhere herein to the contrary, except as set forth in the next sentence, the Stockholder shall have no right to receive any indemnification from Holdings with respect to Indemnified Losses relating to breaches of representations or warranties until such Indemnified Losses exceed, in the aggregate, $66,000 (the "Deductible"), whereupon Holdings shall be obligated to pay all Indemnified Losses. The Deductible shall not apply to any Indemnified Loss arising out of Holdings' fraud, bad faith or willful misconduct in connection with this Agreement.

                  (ii) Notwithstanding anything in this Section 9 or elsewhere herein to the contrary, the liability of Holdings under this Section 9 for all Indemnified Losses relating to breaches of representations or warranties shall not exceed, in the aggregate, $1 million, except to the extent that such liability is based upon Holdings fraud, bad faith or willful misconduct in connection with this Agreement.

                  (iii) In determining the amount of any Indemnified Loss, there shall be taken into account any tax benefit or detriment, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the Indemnified Party.

            (h) Each of the parties hereto has the right to rely fully upon the representations, warranties, covenants and agreements of the other contained herein or in any certificate delivered with respect to any of the foregoing. Each of the covenants and agreements shall survive the Closing indefinitely and the representations and warranties shall survive the execution of this Agreement and the Closing and shall remain in full force and effect for a period of sixteen (16) months following the Closing Date; provided, however, that such limitation on survival shall not apply to (i) any representation or warranty if a Claim Notice with respect thereto is delivered as provided in this Section 9 prior to expiration of such period, or (ii) any claim based upon fraud, bad faith or willful misconduct in connection with this Agreement, which shall, in each case, survive the Closing indefinitely.

            (i) Except as provided in this Section 9, the parties acknowledge and agree that the foregoing indemnification provisions of this Section 9 shall be the exclusive remedy of the parties with respect to this Agreement.

            10. PURCHASE AGREEMENT. It shall be a condition precedent to the Closing that the parties to the Purchase Agreement execute and deliver the Purchase Agreement and consummate the Acquisition and the other transactions contemplated by the Purchase Agreement.

            11.   MISCELLANEOUS.

                  (a) FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

                  (b) ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings, if any, of the parties with respect thereto, may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by the parties hereto and may not be discharged except by such written instrument or by performance. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the party to be charged and such waiver shall not be effective as to any other provision of this Agreement.

                  (c) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any Stockholder without the prior written consent of Holdings.

                  (d) INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                  (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

                  (f) NOTICES. All notices or other communications given or made hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

                  If to Holdings:

                        D and W Holdings, Inc.
                        c/o Ardshiel, Inc.
                        230 Park Avenue
                        New York, New York 10169
                        Attention:  Daniel T. Morley
                        Facsimile:  (212) 972-1809

                  With copies to:

                      Paul, Hastings, Janofsky & Walker LLP
                        399 Park Avenue, 31st Floor
                        New York, New York 10022-4697
                        Attention:  Joel M. Simon
                                    Marie Censoplano
                        Facsimile:  (212) 319-4090

                  If to a Stockholder:

                        To the address set forth below such Stockholder's signature on the signature page hereto.

                  With a copy to:

                        Schell Bray Aycock Abel & Livingston P.L.L.C. P.O. Box 21847
                        Greensboro, North Carolina  27420
                        Attention:  Mike Abel
                        Facsimile:  (336) 370-8830

                  (g) HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

                  (h) THIRD PARTY BENEFICIARIES. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

                  (i) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to the principles of conflict of laws. The parties agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving New York, New York with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section shall affect the right of any party hereto to serve legal process in any manner permitted by law.

                  (j) SCHEDULES. All Schedules referred to in this Agreement are intended to be and are hereby specifically made a part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.


                                    D AND W HOLDINGS, INC.


                                    By:_________________________________
                                       Name:  Jeff L. Hull
                                       Title: President


                                    THE ELLISON COMPANY, INC.


                                    By:_________________________________
                                       Name:  John Ellison, Jr.
                                       Title: President

                                   SCHEDULE A


                                               Number of
                 Name                       Holdings Shares
        --------------------------          ---------------
        The Ellison Company, Inc.               17,137,513

















   TOTAL:                                       17,137,513

                                  SCHEDULE 5(b)


1. Second Amended and Restated Purchase Agreement, dated as of October 17, 2000, by and among The Ellison Company, Inc., Atrium Companies, Inc. and D and W Holdings, Inc.

2. Amended and Restated Stockholders Agreement, entered into on or about October 25, 2000 (the "Stockholders Agreement"), by and among D and W Holdings, Inc. and each of the individual stockholders signatory to the Stockholders Agreement.


3. Registration Rights and Stockholders Agreement, dated as of October 25, 2000, by and among D and W Holdings, Inc. and the purchasers listed on the signature pages thereto.

4. Exchange and Registration Rights Agreement, dated as of October 25, 2000, by and among D and W Holdings, Inc. and the purchasers listed on the signature pages thereto.

5. Purchase Agreement, dated as of October 25, 2000, by and among D and W Holdings, Inc. and the purchasers listed on the signature pages thereto.

                                  SCHEDULE 5(f)


1. Amended and Restated Stockholders Agreement, entered into on or about October 25, 2000 (the "Stockholders Agreement"), by and among D and W Holdings, Inc. and each of the individual stockholders signatory to the Stockholders Agreement.

                                  SCHEDULE 5(j)



      1. The sale of substantially all of the assets of Wing Industries, Inc. ("Wing") to Premdor Corporation ("Premdor") pursuant to that certain Asset Purchase Agreement, dated June 30, 2000, by and among Atrium Companies, Inc., Wing and Premdor.


      2. The sale of substantially all of the assets of the Atrium Wood Patio Doors division of Atrium Companies, Inc. ("Atrium") to Woodgrain Millwork, Inc. ("Woodgrain") pursuant to that certain Asset Purchase Agreement, dated August 30, 2000, by and between Atrium and Woodgrain.

                                  SCHEDULE 5(k)



                                      None.

                                  SCHEDULE 5(n)


                                  See attached.